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                                                                    EXHIBIT 12.1



                       RATIO OF EARNINGS TO FIXED CHARGES



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                                                                            At or for the Year Ended December 31,
                                                                2002          2001         2000           1999          1998
                                                              -------       -------       -------       -------       -------
Earnings:
              Pretax income from operations                    93,448        76,019        89,120        87,218        80,326
              Less: Income from equity investment                (904)       (1,249)         (727)       (1,416)       (1,286)
              Dividends from equity investment                    701           642           814           939           812
              Fixed charges                                   145,931       200,642       211,766       169,060       171,017
              Less: Preferred dividend requirements              (372)         (451)         (525)         (632)         (757)
                                                              -------       -------       -------       -------       -------
Total earnings including interest
              expense on deposits                             238,804       275,603       300,448       255,169       250,112
                                                              =======       =======       =======       =======       =======

Total earnings excluding interest
              expense on deposits                             124,700       108,495       126,423       113,362        98,447
                                                              =======       =======       =======       =======        ======

Fixed Charges:
              Interest expense:
                Deposits                                      114,104       167,108       174,025       141,807       151,665
                Short-term borrowings                          10,878        15,026        21,072        14,905         9,800
                Long-term debt                                 20,689        18,166        16,284        12,058         9,192
                                                              -------       -------       -------       -------       -------
              Total interest expense                          145,671       200,300       211,381       168,770       170,657
              Estimate of interest within rental expense          260           342           385           290           360
                                                              -------       -------       -------       -------       -------

Total fixed charges including
              expense on deposits                             145,931       200,642       211,766       169,060       171,017
                                                              =======       =======       =======       =======       =======
Total fixed charges excluding
              expense on deposits                              31,827        33,534        37,741        27,253        19,352
                                                              =======       =======       =======       =======        ======


Ratio of Earnings to Fixed Charges:
              Including interest expense on deposits             1.64          1.37          1.42          1.51          1.46
                                                              =======       =======       =======       =======        ======

              Excluding interest expense on deposits             3.92          3.24          3.35          4.16          5.09
                                                              =======       =======       =======       =======        ======

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